UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 26, 2005

The Savannah Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 0-18560

Georgia	58-1861820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Bull Street, 6th Floor
Savannah, GA 31401
(Address of principal executive offices)
(Zip Code)

(912) 629-6486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into Material Definitive Agreement

On August 30, 2005, The Savannah Bancorp, Inc. (the “Company”) announced the completion of the sale of 397,273 shares of common stock to certain accredited investors for approximately $12.2 million in a private placement of unregistered securities. Non-affiliated accredited investors purchased 366,148 shares at $30.50 per share and affiliated accredited investors, including certain executive officers and directors of the Company and its subsidiaries purchased 31,125 shares at $33.16. NASD rules require that the affiliated investors’ subscription price be at the closing bid price on the day prior to execution of the subscription agreements unless shareholder approval is obtained for a discount to market value.

The Company's placement agent was Sterne, Agee & Leach, Inc. The Company has 4,591,042 shares outstanding after completion of the private placement sale. The subscription and registration rights agreements require the Company to cause a resale registration statement covering the Common Stock to be filed with the U.S. Securities and Exchange Commission no later than 90 days after the closing of the transaction.

The Company completed the private placement on August 26, 2005 and August 30, 2005 in two separate closings and received approximately $11.6 million in net proceeds after placement fees and other estimated costs of the offering.

Item 3.02 — Sale of Unregistered Equity Securities

The unregistered securities were sold to accredited investors in a private placement transaction not involving a public offering and were therefore exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) and Rule 506 of the Securities Act. The securities sold in the offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 — Regulation FD Disclosure

On August 30, 2005, the Company issued a press release announcing the private placement transaction described above. The text of the press release is attached to this report as Exhibit 99.1.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it in a document filed under the Securities Act of 1993 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 — Financial Statements and Exhibits

(c)	Exhibits

10.1	Subscription and Registration Rights Agreement

10.2	Amendment to Subscription and Registration Rights Agreement

99.1	News Announcement Regarding the Private Placement of Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

The Savannah Bancorp, Inc.
Date: August 30, 2005	/s/ Robert B. Briscoe
Robert B. Briscoe Chief Financial Officer